Exhibit 99.1



Press Release
SOURCE: Optical Communication Products, Inc.
Optical Communication Products, Inc. Announces Financial Results for Quarter ended December 31, 2004

Woodland Hills, Calif. - (Business Wire) - January 27, 2005 - Optical Communication Products, Inc. (Nasdaq: OCPI), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the quarter ended December 31, 2004, which is the first quarter of OCP's fiscal year ending September 30, 2005.


Revenue for the first quarter of fiscal 2005 increased 1.8% to $14.0 million from $13.8 million for the same period in fiscal 2004, and increased 6.0% compared with $13.2 million for the fourth quarter of fiscal 2004. The net loss for the first quarter of 2005 was $31,000 compared to a net loss of $1.5 million for the same period in fiscal 2004, and a net loss of $673,000 for the fourth quarter of fiscal 2004. The loss per diluted share for the first quarter of fiscal 2005 was $0.00 per share compared with a loss per diluted share of $0.01 for the same period in fiscal 2004, and a loss per diluted share of $0.01 for the fourth quarter of fiscal 2004. In addition, during the first quarter of fiscal 2005, the Company utilized approximately $563,000 of inventory in production that had previously been written down to zero.

 "We are pleased with our performance in this fiscal quarter," said Dr. Muoi Van Tran, OCP's Chairman and CEO. "We achieved the upper end of our revenue guidance and exceeded revenue both from last quarter and the corresponding first quarter of fiscal 2003. We also continue to enjoy a strong cash position, with approximately $148.8 million in cash, cash equivalents and marketable securities as of December 31, 2004."

The current economic environment continues to limit the company's visibility with respect to its long-term revenue forecasts. In the short-term, revenue in the second quarter ending March 31, 2005 is expected to be within the range of $12 million to $14 million.



About OCP


OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.


OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.5% of OCP's outstanding capital stock as of December 31, 2004.



Safe Harbor Statement under the Private Securities Litigation


Reform Act of 1995:


This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause


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our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiber optic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. On September 29, 2003, OCP announced that a special committee of its board of directors is evaluating strategic alternatives to enhance shareholder value and liquidity and that the special committee had retained Bear, Stearns & Co. Inc., which is advising the committee in evaluating strategic alternatives, including a special dividend, share repurchases, strategic merger or sale of the Company. Other factors that could cause OCP's actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that none of the strategic alternatives being evaluated will be implemented by OCP. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Susie Nemeti, CFO
(818) 251-7100
Optical Communication Products, Inc.


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                         Optical Communication Products, Inc.
                               Statements Of Operations
                        (In thousands, except per share data)


                                             Three months ended December 31,
                                          -------------------------------------
                                              2004                    2003
                                          -------------------------------------
                                                       (Unaudited)

Revenue                                   $      14,023           $      13,769

Cost of Revenue                                   8,558                   8,185
                                          -------------           -------------

Gross Profit                                      5,465                   5,584
                                          -------------           -------------

Operating expenses:

        Research and development                  3,727                   4,253
        Sales and marketing                       1,201                   1,348
        General and administrative                1,194                   1,596
                                          -------------           -------------

Total expenses                                    6,122                   7,197
                                          -------------           -------------

Loss from operations                               (657)                 (1,613)
                                          -------------           -------------

Other income, net                                   626                     262
                                          -------------           -------------

Loss before income taxes                            (31)                 (1,351)

Income tax provision                                -                       192
                                          -------------           -------------

Net loss                                  $         (31)          $      (1,543)
                                          =============           =============

Basic Shares
                                                112,818                 112,338
Diluted Shares                                  112,818                 112,338

Basic income (loss) per share             $       (0.00)          $       (0.01)
Diluted income (loss) per share           $       (0.00)          $       (0.01)







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
                                                    Optical Communication Products, Inc.
                                                               Balance Sheets
                                              (In thousands, except share and per share data)


                                                                              December 31,         September 30,
                                                                            --------------------------------------
ASSETS                                                                            2004                 2004
                                                                            --------------------------------------
                                                                              (unaudited)
Current Assets:
  Cash and cash equivalents                                                       $   83,793            $  75,423
  Marketable securities                                                               64,995               75,131
  Accounts receivable less allowance for doubtful accounts:
  $358 at December 31, 2004 and $362 at September 30, 2004                             8,629                8,566
  Inventories                                                                         10,137                8,649
  Prepaid expenses and other current assets                                              827                1,118
                                                                                  ----------            ---------
Total current assets                                                                 168,381              168,887

Property, plant and equipment, net                                                    28,082               29,278
Intangible assets, net                                                                 1,577                1,802
                                                                                  ----------            ---------

Total                                                                             $  198,040            $ 199,967
                                                                                  ==========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                                $    1,605            $   1,136
  Accounts payable to related parties                                                  3,828                3,325
  Accrued bonus                                                                        2,285                4,451
  Other accrued expenses                                                               2,465                3,237
  Income taxes payable                                                                   158                  158
                                                                                  ----------            ---------
Total current liabilities                                                             10,341               12,307
                                                                                  ----------            ---------

Other long-term liabilities                                                              400                  400

Stockholders' equity:
  Class A - common stock, $.001 par value; 200,000,000 shares authorized,
    46,841,055 shares and 46,771,927 shares issued and outstanding at December
    31, 2004 and September 30, 2004,                                                      47                   47
    respectively.
  Class B - common stock $.001 par value; 66,000,000 shares authorized,
    66,000,000 shares issued and outstanding at December 31, 2004 and September
    30, 2004.                                                                             66                   66
  Additional paid-in capital                                                         132,988              132,917
  Retained earnings                                                                   54,198               54,230
                                                                                  ----------            ---------
          Total stockholders' equity                                                 187,299              187,260
                                                                                  ----------            ---------

Total                                                                             $  198,040            $ 199,967
                                                                                  ==========            =========